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                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 28, 1998, relating to the consolidated financial statements and financial statement schedules, which appear in the Memberworks Incorporated Annual Report for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers, LLP
New York, New York
April 26, 1999





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